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                                                                    Exhibit 99.1

                             For Immediate Release

                           C&F FINANCIAL CORPORATION

Thursday, Janaury 31, 2002

Contact: Thomas Cherry, Senior Vice President & Chief Financial Officer
         (804) 843-2360


              C&F Financial Corporation Announces New Board Member

West Point, VA -- (NASDAQ:CFFI) The directors of C&F Financial Corporation appointed Barry R. Chernack as a new member of the board of directors of the Company at their January board meeting. Barry Chernack, a member of the board of directors of Citizens and Farmers Bank since December 12, 2000, is a retired partner from Price Waterhouse. Barry was managing partner of the Norfolk, VA office of Price Waterhouse from 1992 to 1998. Barry currently resides in Williamsburg, VA.

         C&F Financial Corporation operates ten retail bank branches located throughout the Williamsburg to Richmond corridor in Virginia through its Citizens and Farmers Bank subsidiary. Citizens and Commerce Bank, which operates two branches as a division of Citizens and Farmers Bank, is a retail bank serving the Richmond market specializing in consumer and small business services. The company provides mortgage and title services through C&F Mortgage Corporation's eleven offices and offers full investment services through its subsidiary C&F Investment Services, Inc.

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